AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 2000
                                                     REGISTRATION NO.  333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                        INTERSTATE BAKERIES CORPORATION,
                          INTERSTATE BRANDS CORPORATION
                     AND INTERSTATE BRANDS WEST CORPORATION
             (Exact name of registrant as specified in its charter)

                                   ----------

  INTERSTATE BAKERIES CORPORATION - DELAWARE              INTERSTATE BAKERIES CORPORATION -43-147032
  INTERSTATE BRANDS CORPORATION - DELAWARE                INTERSTATE BRANDS CORPORATION -44-0296705
  INTERSTATE BRANDS WEST CORPORATION - DELAWARE           INTERSTATE BRANDS WEST CORPORATION -43-1813041
     (State or other jurisdiction of incorporation or             (I.R.S. Employer Identification No.)
                      organization)

                                   ----------

                            12 EAST ARMOUR BOULEVARD
                           KANSAS CITY, MISSOURI 64111
                                 (816) 502-4000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                   ----------

                             RAY SANDY SUTTON, ESQ.
             VICE PRESIDENT, CORPORATE SECRETARY AND GENERAL COUNSEL
                         INTERSTATE BAKERIES CORPORATION
                            12 EAST ARMOUR BOULEVARD
                           KANSAS CITY, MISSOURI 64111
                                 (816) 502-4000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                                 With copies to:
                            JENNINGS J. NEWCOM, ESQ.
                            DEBORAH J. FRIEDMAN, ESQ.
                            JEFFREY R. BRANDEL, ESQ.
                            DAVIS GRAHAM & STUBBS LLP
                       1550 SEVENTEENTH STREET, SUITE 500
                             DENVER, COLORADO 80202
                            TELEPHONE: (303) 892-9400

                                   ----------


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   ----------

                       CALCULATION OF REGISTRATION FEE(1)

                                                                                               Proposed
                                                                            Proposed           maximum
                                                          Amount             maximum          aggregate          Amount of
              Title of each class of                      to be          offering price        offering        registration
           securities to be registered                  registered         per unit(2)         price(3)           fee(3)
--------------------------------------------------- ------------------- ------------------ ----------------- ------------------
Debt Securities(4)
Preferred Stock, par value $0.01 per share(5)
Common Stock, par value $0.01 per share(6)

                                 Total                 $500,000,000           100%           $500,000,000        $132,000
                                                    ------------------- ------------------ ----------------- ------------------



(1) In U.S. dollars or the equivalent thereof in one or more foreign currencies or composite currencies.

(2) The proposed maximum initial offering price per security will be determined, from time to time, by the registrant.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $500,000,000.

(4) Subject to Footnote (3), there are being registered hereunder an indeterminate principal amount of debt securities as may be sold from time to time by each of the registrants. If any such debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $500,000,000.

(5) Subject to Footnote (3), there are being registered hereunder an indeterminate number of shares of preferred stock as may be sold from time to time by Interstate Bakeries Corporation. There are also being registered hereunder an indeterminate number of shares of preferred stock or debt securities as may be issuable upon the conversion of the preferred stock registered hereby.

(6) Subject to Footnote (3), there are being registered hereunder an indeterminate number of shares of common stock as may be sold from time to time by Interstate Bakeries Corporation. There are also being registered hereunder an indeterminate number of shares of common stock as may be issuable upon conversion of the debt securities or preferred stock.

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


================================================================================

                 SUBJECT TO COMPLETION, DATED NOVEMBER 22, 2000

PROSPECTUS

                         INTERSTATE BAKERIES CORPORATION
                                 DEBT SECURITIES
                                 PREFERRED STOCK
                                  COMMON STOCK



                        INTERSTATE BRANDS CORPORATION AND
                       INTERSTATE BRANDS WEST CORPORATION
                           GUARANTEED DEBT SECURITIES

                                   ----------

         This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about that offering including the terms of the securities offered, any initial public offering price, the price paid to us for the securities, and net proceeds to us. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         We may sell the securities to or through underwriters or dealers, directly to other purchasers or through agents. A prospectus supplement will set forth the names of the underwriters, dealers or agents, if any, and any applicable commissions or discounts.

         Interstate Bakeries Corporation's common stock is listed on the New York Stock Exchange under the symbol "IBC."

         FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is            , 2000.

                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----

WHERE YOU CAN FIND MORE INFORMATION...............................................................................1
FORWARD-LOOKING STATEMENTS........................................................................................2
THE COMPANY.......................................................................................................3
RISK FACTORS......................................................................................................4
USE OF PROCEEDS...................................................................................................9
RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK
DIVIDENDS.........................................................................................................9
DESCRIPTION OF DEBT SECURITIES AND GUARANTEES....................................................................10
DESCRIPTION OF PREFERRED STOCK...................................................................................20
DESCRIPTION OF COMMON STOCK......................................................................................22
PLAN OF DISTRIBUTION.............................................................................................24
LEGAL MATTERS....................................................................................................24
EXPERTS..........................................................................................................24



                       WHERE YOU CAN FIND MORE INFORMATION

         Interstate Bakeries Corporation files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of these documents at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's Internet website at http://www.sec.gov.

         The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be part of this Prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities. This Prospectus is part of a registration statement we filed with the SEC.

         o Interstate Bakeries Corporation's Annual Report on Form 10-K for the year ended June 3, 2000.

         o Interstate Bakeries Corporation's Quarterly Report on Form 10-Q for the quarter ended August 26, 2000.

         o The description of the common stock contained in Interstate Bakeries Corporation's Registration Statement on Form S-1, dated July 24, 1991.

         o The description of the preferred stock contained in Interstate Bakeries Corporation's Registration Statement on Form 8-A, dated May 8, 2000, for Interstate Bakeries Corporation's Preferred Stock Purchase Rights.

         You may receive a copy of any of these filings, at no cost, by writing or calling the Investor Relations Department, Interstate Bakeries Corporation, 12 East Armour Boulevard, Kansas City, Missouri 64111, telephone (816) 502-4000.

                           FORWARD-LOOKING STATEMENTS

         Some information contained in this prospectus or any prospectus supplement, or incorporated by reference into this prospectus or any prospectus supplement may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements include comments regarding, amongst others, our expectations of future operating and financial performance and the impact of environmental remediation. The use of any of the words "anticipate," "continue," "estimate," "expect," "may," "will," "project," "should," "believe" and similar expressions are intended to identify uncertainties. We believe the expectations reflected in those forward-looking statements are reasonable. However, we cannot assure you that these expectations will prove to be correct. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of the risk factors set forth below and other factors set forth in, or incorporated by reference into, this prospectus or any prospectus supplement:

         o        competitive pricing;

         o        availability and costs of raw materials;

         o our success in realizing projected savings from productivity and product quality improvements;

         o our ability to continue to participate in industry consolidation and to integrate successfully businesses we acquire;

         o        general economic conditions, including interest rates;

         o the outcome of legal proceedings to which we are or may become a party; and

         o        other factors described under "Risk Factors."

         Many of those factors are beyond our ability to control or predict. You should not unduly rely on these forward-looking statements. These statements speak only as of the date of this prospectus or the date of any prospectus supplement. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus and any prospectus supplement.

                                   THE COMPANY

         Interstate Bakeries Corporation, incorporated in Delaware in 1987, operating primarily through its wholly owned subsidiaries, Interstate Brands Corporation and Interstate Brands West Corporation, is the largest baker and distributor of fresh bakery products in the United States. Through a predecessor entity, we have baked and distributed fresh bread and cake products since 1927. We produce, market, distribute and sell a wide range of breads, rolls, snack cakes, donuts, sweet goods and related products. These products are sold under a number of national brand names, such as "Wonder(R)," "Hostess(R)" and "Home Pride(R)," as well as regional brand names, including "Butternut(R)," "Dolly(R)," "Drake's(R)" and "Merita(R)." Based on independent publicly available market data, "Wonder" white bread and "Home Pride" wheat bread are the number one and two selling branded breads sold in the United States. "Hostess" products, including "Twinkies(R)" and "Ho-Hos(R)," are among the leading snack cake products sold in the United States.

         We distribute our products in markets representing approximately 90% of the United States population. We operate 65 bakeries and approximately 1,500 thrift stores and employ more than 34,000 people. Our sales force delivers products directly from our more than 1,300 distribution centers on approximately 11,000 delivery routes to more than 200,000 food outlets and stores.

         Interstate Brands Corporation, a wholly owned subsidiary of Interstate Bakeries Corporation incorporated in Delaware in 1937, owns directly or indirectly and operates certain of our operating assets. Interstate Brands West Corporation, a wholly owned subsidiary of Interstate Bakeries Corporation incorporated in Delaware in 1998, owns directly or indirectly and operates certain of our operating assets and holds all of the intellectual property rights.

         We maintain our principal executive offices at 12 East Armour Boulevard, Kansas City, Missouri 64111. Our telephone number is (816) 502-4000.

         In this prospectus, unless the context otherwise requires, we will use the terms "we," "our," "ourselves" and "us" to mean Interstate Bakeries Corporation and its wholly owned subsidiaries, Interstate Brands Corporation and Interstate Brands West Corporation, or any one or more of them, depending on the context. In this prospectus, "Bakeries" means Interstate Bakeries Corporation.

                                  RISK FACTORS

         BEFORE PURCHASING OUR SECURITIES YOU SHOULD CONSIDER CAREFULLY, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, THE FOLLOWING RISK FACTORS:

INCREASES IN PRICES AND SHORTAGES OF RAW MATERIALS COULD CAUSE OUR COSTS TO INCREASE.

         The principal raw materials, including flour, sugar and edible oils used to bake our bread and cake products and paper products, films and plastics used to package our products, are subject to substantial price fluctuations. The prices for raw materials are dependent on a number of factors including the results of crop production, transportation and processing costs, governmental legislation and policies and export sales demand. Commodity prices have been volatile and may continue to be volatile. While historically we have been able to recover the majority of our commodity cost increases by increasing prices, switching to a higher-margin revenue mix and obtaining additional operating efficiencies, we cannot assure that we will continue to be able to recover these costs in the future. Any substantial increase in the prices of raw materials will, if not offset by product price increases, have an adverse impact on our profitability. We occasionally enter into contracts, generally for less than one year, to purchase raw materials at fixed prices to protect us against price increases. These contracts could cause us to pay higher prices for raw materials than are available in the spot markets. Our bakery operations also use natural gas and propane to fire the ovens, and our distribution operations use motor fuel, particularly gasoline and diesel fuel, in delivery of our products. Substantial future increases in prices for, or shortages of, such fuels may materially adversely affect our profits.

COMPETITION COULD ADVERSELY IMPACT OUR PERFORMANCE.

         The baking industry is mature and highly competitive. Competition in this market takes many forms, including the following:

         o        Establishing favorable brand recognition;

         o        Developing products sought by consumers;

         o Implementing appropriate pricing, including responding to or implementing promotional pricing;

         o        Providing strong marketing support; and

         o        Obtaining access to retail outlets and sufficient shelf space.

         We compete with large national bakeries, smaller regional operators, small retail bakeries, supermarket chains with their own bakeries or private label products and grocery stores with their own in-store bakeries. Some of these competitors, including other diversified food companies, are larger and have greater financial resources than we do. We compete on product quality, price, brand loyalty, effective promotional activities and the ability to identify and satisfy emerging consumer preferences. Customer service, including frequency of deliveries and maintenance of fully stocked shelves, is an important competitive factor and is central to the competition for retail shelf space. We from time to time experience price pressure in certain of our markets as a result of our competitors' promotional pricing practices. Increased competition could result in reduced sales, margins, profits and market share.

THE UNAVAILABILITY OR UNSUCCESSFUL INTEGRATION OF FUTURE ACQUISITIONS COULD AFFECT PROFITS.

         Historically, we have grown by acquiring, then integrating and operating, other baking businesses. Our strategy includes acquiring other companies to complement our existing products, expanding the places where we sell our products and leveraging our purchasing power, brand management capabilities and operating efficiencies. We cannot guarantee that we will identify or succeed in acquiring attractive acquisition candidates in the future or succeed in reducing the costs and increasing the profitability of any business we may acquire. We compete for acquisition opportunities with larger companies who have significantly greater financial resources. Competition for the acquisition of baking businesses may result in acquisitions on terms less advantageous to us than were formerly available or may increase acquisition prices beyond our financial capability. Our ability to complete acquisitions depends partly on our ability to raise money in the debt and equity capital markets. In the event of any future acquisitions, we could incur debt, assume liabilities or issue stock. The issuance of stock would dilute Bakeries' current stockholder's percentage ownership.

         Acquisitions of other baking businesses could also involve numerous risks, including:

         o problems integrating the purchased operations or products with our existing business and products;

         o        unanticipated costs;

         o        diversion of management's attention from our core business;

         o adverse effects on existing business relationships with our suppliers and customers;

         o        incorrect estimates made in the accounting for acquisitions;
                  and

         o potential loss of our key employees or the key employees of any business we acquire.

We may not be able to integrate successfully any businesses, products or personnel that we acquire.

CERTAIN ANTI-TAKEOVER PROVISIONS IN BAKERIES' CERTIFICATE OF INCORPORATION COULD MAKE IT DIFFICULT FOR US TO BE ACQUIRED.

         Certain provisions of the Restated Certificate of Incorporation and Bylaws of Bakeries and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control of Bakeries. Bakeries may issue up to one million shares of preferred stock, the relative rights and preferences of which may be fixed by Bakeries' board of directors, without stockholder approval. Bakeries has distributed to its stockholders rights to purchase shares of its series A junior participating preferred stock, $0.01 par value per share (referred to as the Series A preferred stock), or, at Bakeries' option, its common stock, cash, debt securities or other property. These rights become exercisable if a third party acquires 15% or more of Bakeries' common stock or a third party announces the intent to acquire 15% or more of Bakeries' common stock, without the approval of Bakeries' board of directors. The preferred stock entitles the holder to certain preferential semi-annual dividends and liquidation preferences before those paid to common stock holders. These rights to acquire preferred stock or other property may make it more difficult for a third party to acquire, or may discourage a third party from acquiring, our outstanding voting stock.

         Bakeries' certificate of incorporation requires that any business combination (as defined) with a stockholder who beneficially owns 5% or more of Bakeries' outstanding voting stock be approved, subject to certain exceptions, by a majority of stockholders not involved in the transaction. In addition, provisions of Delaware law prohibit Bakeries from engaging in a business combination (as defined) with a person who, together with affiliates and associates own (or within three years prior to the proposed business combination, did own) 15% or more of Bakeries' voting stock. Bakeries' certificate of incorporation also provides for a classified board of directors with staggered three-year terms, which may increase the difficulty of removing all of the incumbent directors at one time. These provisions may discourage an attempted takeover of Bakeries by a proxy contest or other means. Other provisions of Bakeries' certificate of incorporation, including removal of directors only for cause and prohibiting action by stockholders by written consent, could have similar effects. See "Description of Common Stock."

GOVERNMENTAL REGULATION COULD ADVERSELY IMPACT OUR OPERATIONS.

         Our operations and properties are subject to regulation by various federal, state and local government entities and agencies. As a baker of goods for human consumption, our operations are subject to stringent quality and labeling standards, including the Federal Food and Drug Act. Our operations are also subject to various federal, state and local environmental laws and workplace regulations, including the Occupational Safety and Health Act, the Fair Labor Standards Act, the Clean Air Act and the Clean Water Act. Future compliance with or violation of such regulations, and future regulation by various federal, state and local government entities and agencies, may have a material adverse effect on our operations and financial results. Antitrust laws may also affect our ability to make acquisitions or the manner in which we operate companies that we acquire.

COSTS ASSOCIATED WITH ENVIRONMENTAL REMEDIATION COULD ADVERSELY IMPACT OUR OPERATIONS.

         We have underground fuel storage tanks at various locations throughout the United States that are subject to federal and state regulations establishing minimum standards for such tanks and where necessary, remediation of associated contamination. We are presently in the process of remediating contaminated sites. In addition, we have received notices from the United States Environmental Protection Agency, state agencies, and/or private parties seeking contribution, that we have been identified as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended. Because of these activities, we may be required to share in the cost of cleanup on several "Superfund" sites. Our ultimate liability may depend on many factors, including (i) the volume and type of material contributed to the site, (ii) the number of other potentially responsible parties and their financial viability and (iii) the remediation methods and technology to be used. It is difficult to quantify the potential financial impact of actions involving environmental matters, particularly remediation costs at waste disposal sites and future capital expenditures for environmental control equipment. We believe the ultimate liability arising from such environmental matters, taking into account established accruals for estimated liabilities, should not be material to our overall financial position, but could be material to our results of operations or cash flows for a particular quarter or annual period.

INABILITY TO PROTECT OUR INTELLECTUAL PROPERTY COULD ADVERSELY IMPACT OUR COMPETITIVE POSITION.

         Our brand trademarks such as "Wonder(R)," "Hostess(R)," "Home Pride(R)," "Butternut(R)" and "Dolly(R)" and our product trademarks such as "Twinkies(R)," "Ho-Hos(R)" and "Zingers(R)" are of material importance to our strategy of brand building. We also own a number of patents related to the processes used in making our bread and cake products. Our trademarks, patents and other proprietary rights are important to our success and our competitive position. Accordingly, we devote substantial resources to the establishment and protection of our trademarks, patents and proprietary rights. However, our actions to establish and protect our trademarks, patents and other proprietary rights may be inadequate to prevent imitation of products by others or to prevent others from claiming violations of their trademarks, patents and proprietary rights by us.

FUTURE PRODUCT RECALLS OR LAWSUITS COULD ADVERSELY IMPACT OUR FINANCIAL RESULTS.

         We may be liable if the consumption of any of our products causes injury, illness or death. We also may be required to recall certain of our products should they become contaminated or be damaged. A product liability judgment against us or a product recall could have a material adverse effect on our business or financial results.

         We may also become involved in various lawsuits and legal proceedings that arise from actions taken in the ordinary course of our business. Litigation is subject to inherent uncertainties, and an adverse result in litigation matters that may arise from time to time may harm our business.

CONSOLIDATION AMONG SUPERMARKET CHAINS COULD INCREASE THEIR ABILITY TO NEGOTIATE MORE FAVORABLE TERMS.

         The number of supermarket chains, our primary customers, has been reduced in the last several years as supermarket chains have acquired each other. The larger supermarket customers that have resulted from this consolidation may seek more favorable terms for their purchases of our products. Although no one customer accounts for 10% or more of our sales, sales to our supermarket customers on terms more favorable to such customers could have a material adverse effect on our financial results.

COLLECTIVE BARGAINING AGREEMENTS AND EVENTS COULD ADVERSELY IMPACT OUR
OPERATIONS.

         We employ more than 34,000 people, approximately 80% of whom are covered by more than 600 union contracts. Most of our employees are members of either the International Brotherhood of Teamsters or the Bakery, Confectionery, Tobacco Workers & Grain Millers International Union. Our union contracts are typically renegotiated once every three to five years. Our operations could be adversely affected either by our failure to reach agreement with labor unions representing our employees or by agreements with a labor union representing our employees that contain terms that prevent us from competing effectively.

SHARES ELIGIBLE FOR FUTURE SALE MAY DEPRESS MARKET PRICE OF BAKERIES' COMMON STOCK.

         Ralston Purina Company owned, as of November 16, 2000, 14,848,154 shares, or approximately 29.5% of Bakeries' outstanding common stock. Under an agreement between Ralston and Bakeries, Ralston must own less than 15% of Bakeries' voting securities by August 1, 2004 and less than 10% of Bakeries' voting securities by August 1, 2005. Assuming Bakeries issues or repurchases no additional common stock, Ralston must sell at least 7,290,000 shares, or 14.5% of Bakeries' outstanding common stock, on or before August 1, 2004, and an additional 2,519,000 shares, or 5% of Bakeries' common stock, the following year. Subject to certain limited exceptions, Ralston may not sell the common stock owned by it without first offering it to Bakeries. Ralston is entitled to demand and piggy-back registration rights for shares of common stock held by it. Ralston may determine to sell the remainder of its shares of common stock at any time. Bakeries cannot predict the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of Bakeries' stock. Sales of substantial amounts of stock, or the perception that such sales could occur, could adversely affect prevailing market prices for Bakeries' stock.

HOLDING COMPANY STRUCTURE.

         Bakeries is organized as a holding company, and substantially all of its operations are carried on through subsidiaries. As such, creditors of the subsidiaries would have a claim against the assets of the subsidiaries that would be prior to any claim Bakeries may assert (except to the extent Bakeries may be recognized as a creditor of the subsidiaries) and prior to the claims of the holders of Bakeries' securities. At November 18, 2000, the amount of debt of the subsidiaries to which any securities offered by Bakeries would be effectively subordinated was approximately $599,000,000. Bakeries' principal source of income is the dividends and distributions it receives from its subsidiaries.

                                 USE OF PROCEEDS

         Except as may be described otherwise in a prospectus supplement, we will use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include:

         o        working capital;

         o        reductions or refinancings of indebtedness;

         o        capital expenditures;

         o        acquisitions; and

         o        repurchases and redemptions of securities.

         Interstate Brands Corporation and Interstate Brands West Corporation may lend or dividend the net proceeds from the sale of any guaranteed debt securities offered by them to Bakeries or its other subsidiaries to be used for similar purposes.



                       RATIO OF EARNINGS TO FIXED CHARGES
                     AND RATIO OF EARNINGS TO COMBINED FIXED
                      CHARGES AND PREFERRED STOCK DIVIDENDS

         The ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for Bakeries were as follows for the periods indicated.


                                      12 WEEKS     53 WEEKS       52 WEEKS      52 WEEKS      52 WEEKS     52 WEEKS
                                        ENDED        ENDED         ENDED          ENDED         ENDED       ENDED
                                     AUGUST 26,     JUNE 3,       MAY 29,        MAY 30,       MAY 31,     JUNE 1,
                                        2000         2000           1999          1998          1997         1996
                                     -----------  -----------    ----------    -----------    ---------    --------
Ratio of Earnings to Fixed Charges      6.37x       5.28x          7.68x         9.94x         7.41x        2.55x

Ratio of Earnings to Combined
Fixed Charges and Preferred Stock
Dividends                               6.37x       5.28x          7.68x         9.94x         7.41x        2.55x



For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of income before income taxes and fixed charges (exclusive of capitalized interest and preferred stock dividends). For the purpose of calculating both ratios, fixed charges include interest expense and capitalized interest. Because Bakeries' did not pay any preferred stock dividends during the periods indicated, the ratios are identical.

                  DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

         We may issue debt securities in one or more distinct series. In the event that any series of debt securities is issued by Interstate Brands Corporation and Interstate Brands West Corporation, the debt securities will be offered jointly and severally by Interstate Brands Corporation and Interstate Brands West Corporation together with unconditional and irrevocable guarantees issued by Bakeries. In this prospectus we refer to these guaranteed joint and several securities as the "guaranteed debt securities." This section summarizes the terms of the debt securities that are common to all series. Most of the financial terms and other specific terms of any series of debt securities that we offer will be described in a prospectus supplement. Since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the prospectus supplement that contradicts different information below.

         As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an "indenture." An indenture is a contract between us and a financial institution acting as trustee on your behalf. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later under the heading "Modification of Indentures." Second, the trustee performs certain administrative duties for us.

         The debt securities will be senior or subordinated debt securities of Bakeries or joint and several senior or subordinated guaranteed debt securities of Interstate Brands Corporation and Interstate Brands West Corporation. The senior debt securities will be issued under an indenture to be entered into between Bakeries and UMB Bank, n.a., as trustee for the senior debt securities. The subordinated debt securities will be issued under an indenture to be entered into between Bakeries and a trustee, as will be set forth in an applicable prospectus supplement, for the subordinated debt securities. The guaranteed debt securities will be issued under an indenture to be entered into among Interstate Brands Corporation and Interstate Brands West Corporation, as issuer, Bakeries, as guarantor, and either UMB Bank, n.a., as trustee for the senior guaranteed debt securities, or a trustee, as will be set forth in an applicable prospectus supplement, for the subordinated debt securities. The indentures are substantially identical, except for provisions relating to subordination and guarantees. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.

         Because this section is a summary, it does not describe every aspect of the debt securities and the indentures that may be important to you. We urge you to read the indenture that is applicable to you because it, and not this description, defines your rights as a holder of debt securities. We have filed the form of each indenture as an exhibit to the registration statement that we have filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 1 for information on how to obtain a copy of the indentures.

         Bakeries is a holding company that conducts substantially all of its operations through subsidiaries. As a result, claims of the holders of the debt securities of Bakeries will generally have a junior position to claims of creditors of Bakeries' subsidiaries, except to the extent that Bakeries may be recognized as a creditor of those subsidiaries. Claims of creditors of Bakeries' subsidiaries other than Bakeries may include substantial amounts of long-term debt, commercial paper and other short-term borrowings.

PROVISIONS APPLICABLE TO THE INDENTURES

GENERAL

         The debt securities will be unsecured senior or subordinated obligations of Bakeries. The guaranteed debt securities will be joint and several unsecured senior or subordinated obligations of Interstate Brands Corporation and Interstate Brands West Corporation, fully and unconditionally guaranteed by Bakeries.

         The indentures do not limit the amount of debt securities that we may issue under the indentures. Each indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The senior debt securities will be unsecured and have the same ranking as all of the issuers' other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.

         The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

         o        the title of the debt securities;

         o any limit upon the aggregate principal amount of the debt securities;

         o the date or dates, or the method of determining the dates, on which the debt securities will mature;

         o the interest rate or rates of the debt securities, or the method of determining those rates, the interest payment dates and, for registered debt securities, the record dates;

         o if a debt security is issued with original issue discount, the yield to maturity;

         o        the places where payments may be made on the debt securities;

         o any mandatory or optional redemption provisions applicable to the debt securities;

         o any sinking fund or analogous provisions applicable to the debt securities;

         o any conversion or exchange provisions applicable to the debt securities;

         o any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

         o the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;

         o any deletions of, or changes or additions to, the events of default or covenants applicable to the debt securities;

         o if other than U.S. dollars, the currency or currencies, including the euro and other composite currencies, in which payments of principal, premium and/or interest on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

         o the method of determining the amount of any payments on the debt securities which are linked to an index;

         o whether the debt securities will be issued in the form of one or more global securities in temporary or definitive form;

         o whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax;

         o assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts; and

         o        any other specific terms of the debt securities.

         Unless otherwise specified in the applicable prospectus supplement, (1) the debt securities will be registered debt securities and (2) debt securities denominated in U.S. dollars will be issued as registered debt securities in denominations of $1,000 or an integral multiple of $1,000. Debt securities may bear legends required by United States federal tax law and regulations.

         If any of the debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

         Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest during all or a part of the time that these debt securities are outstanding or bear interest at below-market rates and will be sold at a discount below their stated principal amount at maturity. The prospectus supplement will also contain special tax, accounting or other information relating to original issue discount securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars.

FULL AND UNCONDITIONAL GUARANTEE BY INTERSTATE BAKERIES CORPORATION

         All debt securities issued by Interstate Brands Corporation and Interstate Brands West Corporation will be fully and unconditionally guaranteed under a guarantee by Bakeries of the payment of principal of, and any premium and interest on, these debt securities when due, whether at maturity or otherwise. Under the terms of the full and unconditional guarantee, holders of the debt securities will not be required to exercise their remedies against Interstate Brands Corporation and Interstate Brands West Corporation before they proceed directly against Bakeries.

EXCHANGE, REGISTRATION AND TRANSFER

         Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency maintained by us for these purposes, without the payment of any service charge, except for any tax or governmental charges. The senior trustee initially will be the designated security registrar in the United States for the senior debt securities and the senior guaranteed debt securities. The subordinated trustee initially will be the designated security registrar in the United States for the subordinated debt securities and the subordinated guaranteed debt securities.

         In the event of any redemption in part of any class or series of debt securities, we will not be required to:

         o issue, register the transfer of, or exchange, debt securities of any series between the opening of business 15 days before any selection of debt securities of that series to be redeemed and the close of business on the date of mailing of the relevant notice of redemption; or

         o register the transfer of, or exchange, any registered debt security selected for redemption, in whole or in part, except the unredeemed portion of any registered debt security being redeemed in part.

PAYMENT AND PAYING AGENT

         Unless otherwise provided for in the applicable prospectus supplement, we will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent. Payment of interest on fully registered securities may be made at our option by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement.

         The designated paying agent in the United States for the senior debt securities initially will be UMB Bank, n.a. The designated paying agent in the United States for the subordinated debt securities initially will be set forth in the applicable prospectus supplement.

BOOK-ENTRY DEBT SECURITIES

         The prospectus supplement will indicate whether we are issuing the related debt securities as book-entry securities. Book-entry securities of a series will be issued in the form of one or more global notes that will be deposited with or on behalf of The Depository Trust Company, New York, New York (referred to as DTC), and will evidence all of the debt securities of that series. This means that we will not issue certificates to each holder. We will issue one or more global securities to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who own the debt securities. Unless it is exchanged in whole or in part for a security evidenced by individual certificates, a global security may not be transferred, except that DTC, its nominees and their successors may transfer a global security as a whole to one another. Beneficial interests in global securities will be shown on, and transfers of beneficial interests in global notes will be made only through, records maintained by DTC and its participants. Each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if the person is not a participant, on the procedures of the participant through which the person owns its interest to exercise any rights of a holder of debt securities under the indenture.

         The laws of some jurisdictions require that certain purchasers of securities such as debt securities take physical delivery of the securities in definitive form. These limits and laws may impair your ability to acquire or transfer beneficial interests in the global security.

         We will make payments on each series of book-entry debt securities to DTC or its nominee, as the sole registered owner and holder of the global security. Neither the trustee or any of their agents nor us will be responsible or liable for any aspect of DTC's records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of DTC's records relating to the beneficial ownership interests.

         DTC has informed us that, when it receives any payment on a global security, it will immediately, on its book-entry registration and transfer system, credit the accounts of participants with payments in amounts proportionate to their beneficial interests in the global security as shown on DTC's records. Payments by participants to you, as an owner of a beneficial interest in the global security, will be governed by standing instructions and customary practices (as is now the case with securities held for customer accounts registered in "street name") and will be the sole responsibility of the participants.

         A global security representing a series will be exchanged for certificated debt securities of that series if (a) DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and we don't appoint a successor within 90 days or (b) we decide that the global security shall be exchangeable. If that occurs, we will issue debt securities of that series in certificated form in exchange for the global security. An owner of a beneficial interest in the global security then will be entitled to physical delivery of a certificate for debt securities of the series equal in principal amount to that beneficial interest and to have those debt securities registered in its name. We would issue the certificates for the debt securities in denominations of $1,000 or any larger amount that is an integral multiple thereof, and we would issue them in registered form.

         DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the 1934 Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. No fees or costs of DTC will be charged to you.

COVENANTS OF THE COMPANY

         Unless otherwise provided for in the applicable prospectus supplement, the following covenants will apply for all debt securities.

         MERGER

         Bakeries may, without the consent of the holders of the debt securities, merge into or consolidate with any other person organized in a United States jurisdiction, or convey or transfer all or substantially all of our properties and assets to another person provided that:

         o the successor if other than an obligor under the securities assumes on the same terms and conditions all the obligations under the debt securities and the indentures; and

         o immediately after giving effect to the transaction, there is no default under the applicable indenture.

         The remaining or acquiring person will be substituted for us in the indentures with the same effect as if it had been an original party to the indenture. A prospectus supplement will describe any other limitations on our ability to merge into, consolidate with, or convey or transfer all or substantially all or our properties and assets to, another person.

         OTHER

         Other covenants applicable to the issuance of any series of debt securities will be set forth in the applicable indenture and will be described in the applicable prospectus supplement.

SATISFACTION AND DISCHARGE; DEFEASANCE

         We may be discharged from our obligations on the debt securities of any class or series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash and/or U.S. government obligations or foreign government securities, as the case may be, to pay all the principal, interest and any premium due to the stated maturity or redemption date of the debt securities and comply with the other conditions set forth in the applicable indenture. The principal conditions that we must satisfy to discharge our obligations on any debt securities are (1) pay all other sums payable with respect to the applicable series of debt securities and (2) deliver to the trustee an officers' certificate and an opinion of counsel which state that the required conditions have been satisfied.

         Each indenture contains a provision that permits us to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we effect a legal defeasance, some of our obligations will continue, including obligations to:

         o        maintain and apply money in the defeasance trust;

         o        register the transfer or exchange of the debt securities;

         o        replace mutilated, destroyed, lost or stolen debt securities;
                  and

         o maintain a registrar and paying agent in respect of the debt securities.

         Each indenture also permits us to elect to be released from our obligations under specified covenants and from the consequences of an event of default resulting from a breach of those covenants. To make either of the above elections, we must deposit in trust with the trustee cash and/or U.S. government obligations, if the debt securities are denominated in U.S. dollars, and/or foreign government securities if the debt securities are denominated in a foreign currency, which through the payment of principal and interest under their terms will provide sufficient amounts, without reinvestment, to repay in full those debt securities. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and times as would have been the case if the deposit and defeasance had not occurred. In the case of a legal defeasance only, the opinion of counsel must be based on a ruling of the U.S. Internal Revenue Service or other change in applicable U.S. federal income tax law.

         The indentures will not limit our ability to repurchase any debt securities or guaranteed debt securities on the open market or in private sales from time to time.

EVENTS OF DEFAULT, NOTICE AND WAIVER

         Unless otherwise provided for in the applicable prospectus supplement, each indenture defines an event of default with respect to any class or series of debt securities as one or more of the following events:

         o failure to pay interest on any debt security of the class or series for 30 days when due;

         o failure to pay the principal or any premium on any debt securities of the class or series when due;

         o failure to make any sinking fund payment in accordance with the terms of the debt security;

         o failure to perform any other covenant in the debt securities of the series or in the applicable indenture with respect to debt securities of the series for 60 days after being given notice;

         o occurrence of an event of bankruptcy, insolvency or reorganization set forth in the indenture;

         o default by Bakeries, Interstate Brands Corporation or Interstate Brands West Corporation in the payment of indebtedness which Bakeries, Interstate Brands Corporation or Interstate Brands West Corporation has incurred or guaranteed exceeding $30 million or acceleration of the maturity of such indebtedness exceeding $30 million; and

         o any other events which are designated as events of default in respect of that series.

         An event of default for a particular class or series of debt securities does not necessarily constitute an event of default for any other class or series of debt securities issued under an indenture.

         In the case of an event of default arising from events of bankruptcy or insolvency set forth in the indenture, all outstanding debt securities will become due and payable immediately without further action or notice. If any other event of default as to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare all the debt securities to be due and payable immediately.

         The holders of a majority in aggregate principal amount of the debt securities then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of that series waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of that series.

         Each indenture requires the trustee to, within 60 days after the occurrence of a default known to it with respect to any outstanding series of debt securities, give the holders of that class or series notice of the default if uncured or not waived. However, the trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders, except that the trustee may not withhold this notice in the case of a payment default. The term "default" for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of that series.

         Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security and indemnity. Each indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee if the direction would not conflict with any rule of law or with the indenture. However, the trustee may take any other action that it deems proper which is not inconsistent with any direction and may decline to follow any direction if it in good faith determines that the directed action would involve it in personal liability.

         Each indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

MODIFICATION OF THE INDENTURES

         We and the applicable trustee may modify an indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders in any material respect.

         We and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:

         o        change the stated maturity of any debt security;

         o reduce the principal, premium, if any, or rate of interest on any debt security;

         o        change the currency in which any debt security is payable;

         o impair the right to enforce any payment after the stated maturity or redemption date;

         o reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture; or

         o change the provisions in the indenture that relate to its modification or amendment other than to increase the percentage of outstanding debt securities of any series required to consent to any modification or waiver under the indenture.

NOTICES

Notices to holders of debt securities will be given by mail to the addresses of those holders as they appear in the security register.

GOVERNING LAW

         The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York without regard to the principles of conflicts of laws.

CONCERNING THE TRUSTEES

         We may from time to time maintain lines of credit, and have other customary banking relationships, with any of the trustees.

SENIOR DEBT SECURITIES

         The senior debt securities will rank equally with all of our other unsecured and non-subordinated debt.

CERTAIN COVENANTS IN THE SENIOR INDENTURE

         The prospectus supplement relating to a series of senior debt securities will describe any material covenants in respect of that series of senior debt securities.

SUBORDINATED DEBT SECURITIES

         The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness. In addition, claims of creditors and preferred stockholders of our subsidiaries generally will have priority with respect to the assets and earnings of our subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, and preferred shareholders of our subsidiaries with regard to the assets of our subsidiaries. Creditors of our subsidiaries include trade creditors, secured creditors and creditors holding guarantees issued by our subsidiaries.

         Unless otherwise specified in a prospectus supplement, senior indebtedness shall mean the principal of, premium, if any, and interest on, all indebtedness for money borrowed by us and any deferrals, renewals, or extensions of any senior indebtedness. Indebtedness for money borrowed by us includes all indebtedness of another person for money borrowed that we guarantee, other than the subordinated debt securities, whether outstanding on the date of execution of the subordinated indenture or created, assumed or incurred after the date of the subordinated indenture. However, senior indebtedness will not include any indebtedness that expressly states to have the same rank as the subordinated debt securities or to rank junior to the subordinated debt securities. Senior indebtedness will also not include:

         o        any of our obligations to our subsidiaries; and

         o any liability for federal, state, local or other taxes owed or owing by us.

         The senior debt securities constitute senior indebtedness under the subordinated indenture. A prospectus supplement will describe the relative ranking among different series of subordinated debt securities.

         Unless otherwise specified in a prospectus supplement, we may not make any payment on the subordinated debt securities and may not purchase, redeem, or retire any subordinated debt securities if any senior indebtedness is not paid when due or the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or the senior indebtedness has been paid in full. We may, however, pay the subordinated debt securities without regard to these limitations if we and the subordinated trustee receive written notice approving the payment from the representatives of the holders of senior indebtedness with respect to which either of the events set forth above has occurred and is continuing. Unless otherwise specified in a prospectus supplement, during the continuance of any default with respect to any designated senior indebtedness under which its maturity may be accelerated immediately without further notice or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for 90 days after the receipt by the subordinated trustee of written notice of a default from the representatives of the holders of designated senior indebtedness. If the holders of designated senior indebtedness or the representatives of those holders have not accelerated the maturity of the designated senior indebtedness at the end of the 90 day period, we may resume payments on the subordinated debt securities. Only one notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to designated senior indebtedness during that period. In the event that we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or reorganization of us or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness as their interests may appear. However, holders of subordinated debt securities will be permitted to receive distributions of shares and debt securities subordinated to the senior indebtedness. If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, the holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.

         If payment of the subordinated debt securities is accelerated because of an event of default, either we or the subordinated trustee will promptly notify the holders of senior indebtedness or the representatives of the holders of the acceleration. We may not pay the subordinated debt securities until five business days after the holders or the representatives of the senior indebtedness receive notice of the acceleration. Afterwards, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indenture otherwise permit payment at that time.

         As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness.

         The prospectus supplement relating to a series of subordinated debt securities will describe any material covenants in respect of any series of subordinated debt securities.

                         DESCRIPTION OF PREFERRED STOCK

         Under Bakeries' certificate of incorporation, Bakeries may issue, in one or more series, up to 1,000,000 shares of preferred stock, $.01 par value, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as Bakeries' board of directors or a duly authorized committee of Bakeries' board of directors may authorize. Such issuance may be done without the approval of Bakeries' stockholders, including holders of then outstanding preferred stock. No preferred stock has been issued as of November 22, 2000. Rights to purchase series A preferred stock have been distributed to holders of Bakeries' common stock under a rights agreement.

         This summary highlights selected information about the preferred stock Bakeries may issue and may not contain all of the information that is important to you. We urge you to read Bakeries' certificate of incorporation and the certificate of designations creating your series of Bakeries' preferred stock because they, and not this description, define your rights as a holder of preferred stock. Bakeries has filed its certificate of incorporation and will file the certificate of designations with the SEC. See "Where You Can Find More Information" on page 1 for information on how to obtain copies of these documents.

         The specific terms of any preferred stock proposed to be sold under this prospectus and an attached prospectus supplement will be described in the prospectus supplement. If so indicated in the prospectus supplement, the terms of the offered preferred stock may differ from the terms set forth below.

         Unless otherwise specified in the prospectus supplement relating to the offered preferred stock, each series of preferred stock will rank on a parity as to dividends and distribution of assets upon liquidation and in all other respects with all other series of preferred stock. The preferred stock will, when issued, be fully paid and nonassessable, and holders of preferred stock will have no preemptive rights.

         You should read the prospectus supplement for the terms of the preferred stock offered, including the following:

         o        The title and stated value of the preferred stock;

         o The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

         o The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation such rates, periods or dates applicable to the preferred stock;

         o The date from which dividends on the preferred stock will accumulate, if applicable;

         o        The liquidation rights of the preferred stock;

         o The procedures for auction and remarketing, if any, of the preferred stock;

         o The sinking fund provisions, if applicable, for the preferred stock;

         o The redemption provisions, if applicable, for the preferred stock;

         o Whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

         o Whether the preferred stock will have voting rights and the terms of the voting rights, if any;

         o Whether the preferred stock will be listed on any securities exchange;

         o Whether the preferred stock will be issued with any other securities and, if so, the amount and terms of these other securities; and

         o Any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

         The applicable prospectus supplement will also contain a discussion of the material United States Federal income tax considerations relevant to the purchase and ownership of preferred stock offered by the prospectus supplement.

                           DESCRIPTION OF COMMON STOCK

         Bakeries may issue (either separately or together with other offered securities) shares of its common stock. Under Bakeries' certificate of incorporation, it is authorized to issue up to 120,000,000 shares of common stock. On November 18, 2000, Bakeries had outstanding 50,390,021 shares of common stock, employee stock options to purchase an aggregate of 7,083,202 shares of common stock (of which options to purchase an aggregate of 5,055,285 shares of common stock were currently exercisable) and 200,000 shares of restricted stock. You should read the prospectus supplement relating to an offering of common stock, or of securities convertible, exchangeable or exercisable for common stock, for the terms of the offering, including the number of shares of common stock offered, any initial offering price and market prices and dividend information relating to the common stock.

         Subject to the rights of the holders of any outstanding shares of Bakeries' preferred stock, holders of Bakeries' common stock are entitled to receive dividends when, as and if declared by Bakeries' board of directors out of funds legally available for the payment of dividends.

         Each holder of common stock is entitled to one vote for each share held on all matters voted upon by Bakeries' stockholders, including the election of directors. The common stock does not have cumulative voting rights. Election of directors is decided by the holders of a plurality of the shares entitled to vote and present in person or by proxy at a meeting for the election of directors.

         The outstanding shares of Bakeries' common stock are, and any shares of Bakeries' common stock which may be offered under this prospectus and a prospectus supplement upon issuance and payment for such shares will be, fully paid and non-assessable. Bakeries' common stock has no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable to it.

         Bakeries' common stock is listed on the New York Stock Exchange (symbol "IBC"). Bakeries' transfer agent and registrar is UMB Bank, n.a., 928 Grand Avenue, Kansas City, Missouri 64106.

         Bakeries' Certificate of Incorporation requires that any business combination (as defined) with a stockholder who beneficially owns 5% or more of Bakeries' outstanding voting stock be approved, subject to certain exceptions, by a majority of stockholders not involved in the transaction. In addition, provisions of Delaware law prohibit Bakeries from engaging in a business combination (as defined) with a person who, together with affiliates and associates own (or within three years prior to the proposed business combination, did own) 15% or more of Bakeries' voting stock. Bakeries' Certificate of Incorporation also provides for a classified board of directors with staggered three-year terms, which may increase the difficulty of removing all of the incumbent directors at one time. These provisions may discourage an attempted takeover of Bakeries by a proxy contest or other means. Other provisions of the Certificate of Incorporation, including removal of directors only for cause and prohibiting action by stockholders by written consent, could have similar effects.

         Rights to purchase the series A preferred stock have been distributed to holders of Bakeries' common stock under a rights agreement. A maximum of 120,000 shares of series A preferred stock is currently authorized for issuance upon exercise of these rights. The rights agreement provides that attached to each share of Bakeries' common stock is one right that, when exercisable, entitles the holder of the right to purchase one one-thousandth of a share of series A preferred stock at a purchase price of $80, subject to adjustment. In certain events (including when a person or group becomes the owner of 15% or more of Bakeries' common stock or a merger or other transaction with an entity controlled by an acquiring person or group), exercise of the rights would entitle the holders of the rights (other than the acquiring person or group) to receive shares of Bakeries' common stock or of the common stock of a surviving corporation, or cash, property or other securities, with a market value equal to twice the rights purchase price. Accordingly, exercise of the rights may cause substantial dilution to a person who attempts to acquire Bakeries. After the time that the rights become exercisable, Bakeries' board of directors, under certain circumstances, may redeem the rights for a share of common stock or the preferred stock equivalent. The rights, which expire on May 25, 2010, may be redeemed at a price of $.001 per right at any time until the tenth day following an announcement that an individual, corporation or other entity has acquired 15% or more of Bakeries' outstanding common stock, except as otherwise provided in the rights agreement. The rights agreement may have certain antitakeover effects.

         This section is a summary and may not describe every aspect of Bakeries' common stock that may be important to you. We urge you to read Bakeries' certificate of incorporation, by-laws and the rights agreement between Bakeries and UMB Bank, n.a. rights agent, because they, and not this description, define your rights as a holder of Bakeries' common stock. Bakeries has filed its certificate of incorporation, by-laws and the rights agreement with the SEC. See "Where You Can Find More Information" on page 1 for information on how to obtain copies of these documents.

                              PLAN OF DISTRIBUTION

         We may sell the offered securities:

         o        through agents;

         o        to or through underwriters; or

         o        directly to other purchasers.

         Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

         We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

         In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933 (the "Act"), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Act.

         We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Act.

         Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

         If so indicated in the prospectus supplement relating to a particular series or issue of offered securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

                                  LEGAL MATTERS

         Some legal matters, including the validity of the securities offered by this prospectus, will be passed upon for us by Davis Graham & Stubbs LLP, Denver, Colorado, our legal counsel.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from Bakeries' Annual Report on Form 10-K for the year ended June 3, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

================================================================================

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.



                         INTERSTATE BAKERIES CORPORATION

                                 DEBT SECURITIES

                                 PREFERRED STOCK

                                  COMMON STOCK









                        INTERSTATE BRANDS CORPORATION and

                       INTERSTATE BRANDS WEST CORPORATION

                           GUARANTEED DEBT SECURITIES



                                  ------------

                                   PROSPECTUS

                                  ------------



                                           , 2000




================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except the Commission's registration fee.



Registration Fee--Securities and Exchange Commission .......      $  132,000
NYSE Listing Fees ..........................................         100,000
Blue Sky Fees and Expenses .................................          20,000
Rating Agency Fees .........................................         150,000
Trustees' Charges ..........................................          20,000
Legal Fees and Expenses ....................................         100,000
Auditor's Fees and Expenses ................................          75,000
Printing and Engraving Fees ................................         150,000
Transfer Agent & Registrar Fees ............................          10,000
Miscellaneous ..............................................          43,000
                                                                  ----------

         Total .............................................      $  800,000
                                                                  ==========



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, other than by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Article Seventh of the Bakeries' Charter provides that we shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant to Section 145 and shall advance expenses of litigation to directors and officers in accordance with the procedures and limitations set forth in Bakeries' bylaws (the "Bylaws").

         The Bylaws generally provide that in any threatened, pending, or completed actions, suits or proceedings, whether civil, criminal administrative or investigative (collectively, the "Actions"), other than by or in the right of Bakeries, Bakeries must indemnify any person who is a party or is threatened to be made a party by reason of the fact that he or she is or was or has agreed, to become a director, officer, employee or agent of Bakeries, or is or was serving or has agreed to serve at Bakeries request as a director, officer, employee or agent of another entity, or by reason of any action alleged to have been taken or omitted in such capacity (the "Indemnified Party") against costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such Actions and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to Bakeries' best interests, and, with respect to any criminal Action, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not meet the required standard of conduct.

         The Bylaws further generally provide that in an Action by or in the right of Bakeries, Bakeries must indemnify an Indemnified Party against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such Action and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to Bakeries best interests, except that no indemnification shall be made in respect of any claim as to which the Indemnified Party shall have been adjudged to be liable to us for gross negligence or misconduct in the performance of his or her duty to us unless and only to the extent that the Court of Chancery of Delaware or the court in which such action was brought shall determine that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the court shall deem proper.

         The Bylaws contain other specific provisions regarding matters such as the avoidance by Bakeries of the indemnification obligations if the applicable standards of conduct are not met, the advancement of expenses to an Indemnified Party and the inability of Bakeries to amend or repeal the Bylaws to adversely affect or deny to an Indemnified Party any rights he or she may be entitled to under the Bylaws.

         Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

         As permitted by Section 102(b)(7) of the DGCL, our Charter includes a provision that limits a director's personal liability to Bakeries or its stockholders for monetary damages for breaches of his or her fiduciary duty as a director. Article Eighth of Bakeries' Charter provides that none of our directors shall be personally liable to Bakeries or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

         We maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer of Bakeries, Interstate Brands Corporation and/or Interstate Brands West Corporation.

ITEM 16.  EXHIBITS.

  EXHIBIT
    NO.                    DESCRIPTION OF EXHIBIT

    1.1           Form of Underwriting Agreement - Equity*
    1.2           Form of Underwriting Agreement - Debt*
    3.1           Restated Certificate of Incorporation of Interstate Brands
                  Corporation
    3.2           Restated Bylaws of Interstate Brands Corporation
    3.3           Certificate of Incorporation of Interstate Brands West
                  Corporation
    3.4           Bylaws of Interstate Brands West Corporation
    4.1           Form of Indenture - Senior Debt*
    4.2           Form of Senior Debt Security (see Exhibit 4.1)*
    4.3           Form of Indenture - Subordinated Debt*
    4.4           Form of Subordinated Debt Security (see Exhibit 4.3)*
    4.5           Form of Indenture - Senior Guaranteed Debt*
    4.6           Form of Senior Guaranteed Debt Security (see Exhibit 4.5)*
    4.7           Form of Indenture - Subordinated Guaranteed Debt*
    4.8           Form of Subordinated Guaranteed Debt Security (see Exhibit
                  4.7)*
    5.1           Opinion of Davis Graham & Stubbs LLP*
    12.1          Statement re: Computation of Ratios
    23.1          Consent of Deloitte & Touche LLP
    23.2          Consent of Davis Graham & Stubbs LLP (see Exhibit 5.1)*
    24.1          Powers of Attorney (included on signature page)
    25.1          Statement of Eligibility of Trustee*

----------

* To be filed by amendment.


ITEM 17.  UNDERTAKINGS.

         (a)      We hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The registrant hereby undertakes to file an application for the purposes of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 22, 2000.

                             INTERSTATE BAKERIES CORPORATION


                             By:  /s/ Charles A. Sullivan
                                ------------------------------------------------
                             Name: Charles A. Sullivan
                             Title: Chairman of the Board and Chief Executive
                                    Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints each of Ray Sandy Sutton, John F. McKenny and Paul E. Yarick his true and lawful attorney-in-fact and agent, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and any and all instruments or documents in connection therewith, with the Securities and Exchange Commission, and any such attorney-in-fact may make such changes and additions to this registration statement as such attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



         Signature                                            Title                    Date
         ---------                                            -----                    ----

/s/ Charles A. Sullivan                              Chairman of the Board,     November 22, 2000
--------------------------------------------         Chief Executive Officer
Charles A. Sullivan                                  and Director (Principal
                                                     Executive Officer)


/s/ G. Kenneth Baum                                  Director                   November 22, 2000
--------------------------------------------
G. Kenneth Baum


/s/ Leo Benatar                                      Director                   November 22, 2000
--------------------------------------------
Leo Benatar


/s/ E. Garrett Bewkes, Jr.                           Director                   November 22, 2000
--------------------------------------------
E. Garrett Bewkes, Jr.


/s/ Michael J. Anderson                              Director                   November 22, 2000
--------------------------------------------
Michael J. Anderson


/s/ Robert B. Calhoun, Jr.                           Director                   November 22, 2000
--------------------------------------------
Robert B. Calhoun, Jr.


/s/ Frank E. Horton                                  Director                   November 22, 2000
--------------------------------------------
Frank E. Horton


/s/ Richard L. Metrick                               Director                   November 22, 2000
--------------------------------------------
Richard L. Metrick


/s/ James R. Elsesser                                Director                   November 22, 2000
--------------------------------------------
James R. Elsesser


/s/ Frank W. Coffey                                  Senior Vice President and  November 22, 2000
--------------------------------------------         Chief Financial Officer
Frank W. Coffey                                      (Principal Financial and
                                                     Accounting Officer)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 22, 2000.

                             INTERSTATE BRANDS CORPORATION


                             By:  /s/ Charles A. Sullivan
                                ------------------------------------------------
                             Name: Charles A. Sullivan
                             Title: Chairman of the Board and Chief Executive
                                    Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints each of Ray Sandy Sutton, John F. McKenny and Paul E. Yarick his true and lawful attorney-in-fact and agent, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and any and all instruments or documents in connection therewith, with the Securities and Exchange Commission, and any such attorney-in-fact may make such changes and additions to this registration statement as such attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



         Signature                                            Title                    Date
         ---------                                            -----                    ----

/s/ Charles A. Sullivan                              Chairman of the Board,     November 22, 2000
--------------------------------------------         Chief Executive Officer
Charles A. Sullivan                                  and Director (Principal
                                                     Executive Officer)


/s/ G. Kenneth Baum                                  Director                   November 22, 2000
--------------------------------------------
G. Kenneth Baum


/s/ Leo Benatar                                      Director                   November 22, 2000
--------------------------------------------
Leo Benatar


/s/ E. Garrett Bewkes, Jr.                           Director                   November 22, 2000
--------------------------------------------
E. Garrett Bewkes, Jr.

/s/ Michael J. Anderson                              Director                   November 22, 2000
--------------------------------------------
Michael J. Anderson


/s/ Robert B. Calhoun, Jr.                           Director                   November 22, 2000
--------------------------------------------
Robert B. Calhoun, Jr.


/s/ Frank E. Horton                                  Director                   November 22, 2000
--------------------------------------------
Frank E. Horton


/s/ Richard L. Metrick                               Director                   November 22, 2000
--------------------------------------------
Richard L. Metrick


/s/ James R. Elsesser                                Director                   November 22, 2000
--------------------------------------------
James R. Elsesser


/s/ Frank W. Coffey                                  Senior Vice President and  November 22, 2000
--------------------------------------------         Chief Financial Officer
Frank W. Coffey                                      (Principal Financial and
                                                     Accounting Officer)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 22, 2000.

                             INTERSTATE BRANDS WEST CORPORATION


                             By:  /s/ Charles A. Sullivan
                                ------------------------------------------------
                             Name: Charles A. Sullivan
                             Title: Chairman of the Board and Chief Executive
                                    Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints each of Ray Sandy Sutton, John F. McKenny and Paul E. Yarick his true and lawful attorney-in-fact and agent, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and any and all instruments or documents in connection therewith, with the Securities and Exchange Commission, and any such attorney-in-fact may make such changes and additions to this registration statement as such attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



         Signature                                            Title                    Date
         ---------                                            -----                    ----

/s/ Charles A. Sullivan                              Chairman of the Board,     November 22, 2000
--------------------------------------------         Chief Executive Officer
Charles A. Sullivan                                  and Director (Principal
                                                     Executive Officer)


/s/ G. Kenneth Baum                                  Director                   November 22, 2000
--------------------------------------------
G. Kenneth Baum


/s/ Leo Benatar                                      Director                   November 22, 2000
--------------------------------------------
Leo Benatar


/s/ E. Garrett Bewkes, Jr.                           Director                   November 22, 2000
--------------------------------------------
E. Garrett Bewkes, Jr.


/s/ Michael J. Anderson                              Director                   November 22, 2000
--------------------------------------------
Michael J. Anderson


/s/ Robert B. Calhoun, Jr.                           Director                   November 22, 2000
--------------------------------------------
Robert B. Calhoun, Jr.


/s/ Frank E. Horton                                  Director                   November 22, 2000
--------------------------------------------
Frank E. Horton


/s/ Richard L. Metrick                               Director                   November 22, 2000
--------------------------------------------
Richard L. Metrick


/s/ James R. Elsesser                                Director                   November 22, 2000
--------------------------------------------
James R. Elsesser

/s/ Frank W. Coffey                                  Senior Vice President and  November 22, 2000
--------------------------------------------         Chief Financial Officer
Frank W. Coffey                                      (Principal Financial and
                                                     Accounting Officer)


                                  EXHIBIT INDEX


EXHIBIT
NUMBER                   DESCRIPTION
------                   -----------
    3.1           Restated Certificate of Incorporation of Interstate Brands Corporation
    3.2           Restated Bylaws of Interstate Brands Corporation
    3.3           Certificate of Incorporation of Interstate Brands West Corporation
    3.4           Bylaws of Interstate Brands West Corporation
    12.1          Statement re: Computation of Ratios
    23.1          Consent of Deloitte & Touche LLP
    24.1          Powers of Attorney (included on signature page)

----------

*To be filed by amendment.